SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934




Filed by the Registrant				 [X]

Filed by a Party other than the Registrant 	 [ ]



Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12




Matthew 25 Fund, Inc.
(Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 (1) Title of each class of securities to which transaction applies:
 (2) Aggregate number of securities to which transaction applies:
 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
 (4) Proposed maximum aggregate value of transaction:
 (5) Total Fee Paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1) Amount Previously Paid:
 (2) Form, Schedule or Registration Statement No.:
 (3) Filing Party:
 (4) Date Filed:







September 7, 2012

MATTHEW 25 FUND, INC.
P.O. Box 2479
Jenkintown, PA 19046
1-215-884-4458
1-888-M25 FUND




NOTICE OF ANNUAL MEETING TO BE HELD
October 23, 2012

Notice is hereby given that an Annual Meeting of Shareholders of the Matthew 25 Fund, Inc. will be held October 23, 2012, at 7:30 PM. This meeting will be held at the office of the Matthew 25 Fund, which is located at 413 Johnson Street, Suite #200, Jenkintown, Pennsylvania 19046. This meeting will be conducted for the following purposes:

1 - To elect six directors to serve until the next Annual Meeting or until their successors are elected and qualified.

2 - To approve the conversion of the Fund from a corporation to a business trust.

3 - To ratify the appointment of Sanville & Company, Certified Public Accountants as the Fund's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012.

4 - To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business August 31, 2012 as the record date for determination of the shareholders entitled to notice of and to vote at the meeting.


Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on October 23, 2012:

These Proxy Materials and the Matthew 25 Fund's Annual and Semi-Annual Reports are available on the Fund's Website at www.matthew25fund.com


IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY. PROMPT RETURN OF THE PROXY WILL BE APPRECIATED.







PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
October 23, 2012

Enclosed herewith is a Notice of Annual Meeting of Shareholders of the Matthew 25 Fund (the "Fund") and a Proxy form solicited by the Board of Directors of the Fund. The Proxy may be revoked at any time before it is exercised either by mailing a written notice to the Fund, submitting a Proxy dated later than the original Proxy, or by voting in person at the Annual Meeting. Any shareholder attending the Annual Meeting may vote at the Meeting whether or not he or she has previously filed the Proxy.

You are requested to insert your instructions on the enclosed Proxy and then sign, date, and return it. The cost of soliciting Proxies will be borne by the Fund.

There is only one class of capital stock of the Fund with equal voting rights. On August 31, 2012, the date of record, there were 597 shareholders and 9,016,684.289 shares outstanding. In all matters each share has one vote per share and fractional shares will have an equivalent fractional vote.

The Fund will furnish, without charge, a copy of the Annual Report (12/31/11) and / or Semi-Annual Report (6/30/12). The Semi-Annual Report was mailed to all Shareholders as of June 30, 2012. Requests should be made to the following address or phone number:

MATTHEW 25 FUND
P.O. Box 2479
JENKINTOWN, PA 19046
1-888-M25-FUND

ELECTION OF DIRECTORS

There are six (6) nominees listed below who consent to serve as directors, if so elected, until the next Annual Meeting of Shareholders. The names, ages, principal occupations of the directors along with their shareholdings of Matthew 25 Fund are as follows:

Independent Directors:
Dr. Philip J. Cinelli is 52 years old. He is a physician in family practice with an office in Bangor, Pennsylvania. He has been a Director since July 8, 1996. The Matthew 25 Fund, Inc. is the sole public company for which Dr. Cinelli serves as a director.

Samuel B. Clement is 54 years old. He is a Stockbroker for Securities of America, located in Berwyn, Pennsylvania. He has been a Director since July 8, 1996. The Matthew 25 Fund, Inc. is the sole public company for which Mr. Clement serves as a director.

Linda Guendelsberger CPA is 52 years old. She is a CPA, with a Masters in Tax and is a Partner in the Accounting Firm of Weiser Mazers LLP, located in Horsham, Pennsylvania. She has been a Director since July 8, 1996. The Matthew 25 Fund, Inc. is the sole public company for which Ms. Guendelsberger serves as a director.

Scott A. Satell is 49 years old. He is an Officer and Director of BPI Ltd., located in West Conshohocken, Pennsylvania. He has been a Director since July 8, 1996. The Matthew 25 Fund, Inc. is the sole public company for which Mr. Satell serves as a director.

Interested Directors:
Steven D. Buck Esq. is 52 years old. He is an attorney and shareholder in the Law Firm of Stevens & Lee, located in Reading, Pennsylvania. He has been a Director since July 8, 1996. The Matthew 25 Fund, Inc. is the sole public company for which Mr. Buck serves as a director.

Mark Mulholland is 52 years old. He is President of Matthew 25 Fund, Inc. and President of Matthew 25 Management Corp., the Investment Adviser. He is also a stockbroker with Boenning & Scattergood. He has been a Director since July 8, 1996. The Matthew 25 Fund, Inc. is the sole public company for which Mr. Mulholland serves as a director.

                   Dollar Range of         Fund Shares             Percentage
                   Equity Ownership of     Owned as                Ownership
Name               Fund as of 8/31/12      of 8/31/12              as of 8/31/12
Independent Directors
Philip J. Cinelli   $500,001. - $1,000,000.  29,776.841              0.33%
Samuel B. Clement   $ 10,001  - $ 50,000.     1,076.031              0.01%
Linda Guendelsberger$100,001. - $500,000.    20,707.723              0.23%
Scott A. Satell     $100,001. - $500,000.    22,414.635              0.25%

Interested Directors
Steven D. Buck*     $100,001. - $500,000.    19,801.317              0.22%
Mark Mulholland*         Over $1,000,000.   217,671.537              2.41%

* Directors of the Fund who would be considered "interested persons" as defined by the Investment Company Act of 1940. Mark Mulholland is an interested person insofar as he is President and owner of the Fund's Investment Adviser. Mr. Buck is not an independent director as long as he or his law firm provides legal advice to the Fund for compensation. Additionally, Mr. Buck's sister Lesley Buck, is the Chief Compliance Officer of Matthew 25 Fund.

As of August 31, 2012, all Directors of the Fund, as a group, owned 311,448.084 shares or 3.45% of the Fund's outstanding shares.

Shareholders have one vote, per each share they own, for each of the six directors. All signed Proxies returned to the Fund, except those specifically marked to indicate abstention will be cast for the nominees listed above. A majority of the votes cast, when a quorum is present, will be required to elect each director.

Correspondence intended for the Board of Directors may be sent to the individual Director or the Board of Directors at the Matthew 25 Fund, P.O. Box 2479, Jenkintown, PA 19046. All communications addressed to the Board of Directors or an individual Director are logged and sent to the Board or the individual Director. The Fund does not have a policy with regard to Directors' attendance at the Annual Meeting, but at least four of the six Directors attend the annual meeting, and often all six Directors are present.

BOARD COMMITTEES

The Fund's entire Board of Directors acts as the Audit Committee. The Audit Committee meets once a year, or more often as required, in conjunction with meetings of the Board of Directors. The Audit Committee oversees and monitors the Fund's internal accounting and control structure, its auditing function and its financial reporting process. The Audit Committee recommends the appointment of auditors for the Fund. The Audit Committee also reviews audit plans, fees, and other material arrangements with respect to the engagement of auditors, including permissible non-audit services performed. It reviews the qualifications of the auditor's key personnel involved in the foregoing activities and monitors the auditor's independence. During the fiscal year ended December 31, 2011, the Audit Committee held two meetings.

The Board does not have a separate nominating committee. Vacancies on the Board of Directors may be filled by a majority vote of the remaining members of the board, though less than a quorum, and each person so elected shall be a Director until elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose. When nominating a candidate for the Board of Directors, the Directors will give consideration to existing shareholders, nominees from shareholders, and qualified candidates not affiliated with the Fund at the time of nomination. At the appropriate time, if a shareholder wishes to submit a candidate for nomination, the name and background information of the candidate should be submitted to the Board in writing.

Major Shareholders: As of August 31, 2012, shareholders on record who own 5% or more of the outstanding shares of the Fund are as follows:

Name                            Address                         Percentage
                                                                ownership
National Financial Services	New York, NY         		34.99%
(For the benefit of their customers)

Charles Schwab & Co		San Francisco, California	19.01%
(For the benefit of their customers)



REMUNERATION OF DIRECTORS AND OFFICERS

The Fund paid a flat payment of $1000 plus $200 per meeting attended in shares of the Matthew 25 Fund, to each of the directors, for fiscal year ended December 31, 2011. For fiscal year 2012 the Fund intends to pay an annual flat payment of $3500 per director plus $300 per meeting attended in shares of the
Matthew 25 Fund.   Mark Mulholland does not receive director's fees since he
receives benefit from the investment advisory fees payable to Matthew 25 Management Corp. This practice will continue as long as his firm acts as the Investment Advisor.

                    Aggregate               Retirement             Total
                    Compensation            Benefits               Compensation
                    from                    from                   from
Name                Fund in 2011            Fund in 2011           Fund In 2011

Independent Directors
Philip J. Cinelli      $2,000.00               $0.00               $2,000.00
Samuel B. Clement      $2,000.00               $0.00               $2,000.00
Linda Guendelsberger   $2,000.00               $0.00               $2,000.00
Scott A. Satell        $2,000.00               $0.00               $2,000.00

Interested Directors
Steven D. Buck         $2,000.00               $0.00               $2,000.00
Mark Mulholland            $0.00               $0.00                   $0.00


BROKERAGE

The Fund requires all brokers to effect transactions of portfolio securities in such a manner as to get prompt execution of the orders at the most favorable price. The Fund will place all orders for purchases and sales of its portfolio securities through the Fund's President who is answerable to the Fund's Board of Directors. In accordance with Rule 17 of the Investment Company Act of 1940, if the Fund's President is also a registered representative of a New York Stock Exchange or NASDAQ Member Firm, he may place orders through his concern at as low commission rates as possible. These commissions should be competitive with rates available through any other national brokerage firm. The Directors will review all commission rates paid to determine if the amounts paid are reasonable. This review must be done at least quarterly.

The Fund's President may select other brokers who in addition to meeting the primary requirements of execution and price, have furnished statistical or other factual information and services, which, in the opinion of management, are helpful or necessary to the Fund's normal operations. No effort will be made in any given circumstances to determine the value of these services or the amount they might have reduced the Advisor's expenses. The Fund has no fixed policy, formula, method or criteria which it uses in allocating brokerage business to brokers furnishing these materials and services.

All commissions paid year to date ending 8/31/12 were paid to a brokerage firm that is not affiliated with the Fund's President. The average commission rate paid for this period was less than a penny per share.

ADMINISTRATOR AND UNDERWRITER

The Fund acts as its own Administrator and Underwriter.

INVESTMENT ADVISOR

Matthew 25 Management Corp. is the Investment Advisor to the Fund. Its office is located at 413 Johnson Street, Suite #200 Jenkintown, Pennsylvania 19046.

LITIGATION

As of the date of this Proxy, there was no pending or threatened litigation involving the Fund in any capacity whatsoever.

CONVERSION TO BUSINESS TRUST

The Board of Directors has proposed that the Fund change its form of organization from a Pennsylvania business corporation to a Pennsylvania business trust. Since its inception, the Fund has been organized as a corporation. Most mutual funds, however, are organized as trusts, typically called "business trusts" under state business laws. As discussed below, management of the Fund believes that the trust form of organization will provide two significant advantages over the corporate form of organization, and will not cause the Fund to suffer any disadvantages going forward. The first advantage is that a business trust is not subject to the Pennsylvania Capital Stock Tax, which costs the Fund approximately $6,800 per year. The second advantage is that a trust is not required to hold a meeting of shareholders every year to elect directors, as is required for most corporations. Eliminating the need to hold an annual meeting of shareholders will save the Fund a significant amount of money each year, in time and costs to prepare annual proxy materials, filing them with the SEC, printing and mailing them to shareholders, and then tabulating the votes cast and holding the meeting. Including all management time that could be better spent on other matters, the Fund estimates that the total cost to hold a typical annual meeting is approximately $6,500.

If the cost and expense of holding an annual meeting can be avoided, and the capital stock tax eliminated, these two savings would directly reduce the expenses of the Fund, and thereby provide a greater net return to the shareholders. It is precisely for this reason that most mutual funds are organized as trusts: the great majority of mutual funds do not hold an annual meeting of shareholders, and are not subject to state capital stock taxes.

Under Pennsylvania law, there is no "automatic" procedure to convert from a corporate form of organization to a business trust. One commonly used method to convert from a corporation to a trust is to form a newly organized trust entity under Pennsylvania law, and then have the existing corporation (the Fund) merge with the new trust, with the trust surviving. After the merger, the Fund would continue to exist under the name "Matthew 25 Fund" (without the designator "Inc."). All existing shareholders of the Fund will continue as such, with the exact same number of shares, etc. No change to any registration or account would be required, everything would be exactly the same as before. The Board of Directors of the Fund will continue as the Board of Trustees of the Fund. The Bylaws of the Fund in place today will continue as the Bylaws of the Fund after the merger. All management personnel and all service providers will remain the same, the office location and phone number will remain the same. No change will be made to any contract, including the investment advisory contract. The Fund, as a trust, will not have any powers that it doesn't already have as a corporation. Even though the transaction is technically a merger, the conversion to a trust is equivalent to a name change for the Fund, dropping the "Inc." from the name. The transaction is analogous to a merger transaction where the sole purpose is to change the state of incorporation. In this case, the sole purpose is to change the type of entity from a corporation to a trust. No third party is involved, no compensation or value is being offered or paid to any person, and no change in the investment objectives, policies, or management of the Fund is contemplated.

There will, of course, be one major difference to the shareholders of the Fund: the shareholders will not have an annual meeting to elect directors. The directors currently in place will remain as such, indefinitely, until such time as they resign or are removed. Members of the Board of Trustees are entitled to resign at any time, and can be removed by three-fourths vote of the remaining Trustees. In addition, if there is a vacancy on the Board, because any Trustee has resigned (or has died), or because the size of the Board has been increased, the vacancy can be filled by a simple majority vote of the remaining Trustees. If, due to attrition over the years, there comes a time when less than a majority of the Trustees then serving have been elected by action of the shareholders, a shareholder meeting will be required to be held (under current SEC rules) to elect a new Board of Trustees. Thus, there will likely be shareholder meetings at some point in the future, but not every year.

In addition to electing Trustees when required in the future, the shareholders of the Fund will continue to have most of the same approval requirements as they do now as shareholders of a corporation. Thus, the Fund will not be able to merge with another mutual fund in the future without the approval of the shareholders, or make fundamental changes to its investment objectives or other material changes without obtaining approval of the shareholders. The SEC requirements for mutual fund shareholder approval will continue to apply to the Fund as a trust, just as they apply to the Fund today as a corporation.

The business trust conversion transaction must be approved by the affirmative vote of a majority of the votes cast by all shareholders of the Fund at the annual meeting. The Board of Directors unanimously recommends that the shareholders vote FOR the merger by which the Fund will convert to a business trust.


RATIFICATION OR REJECTION OF SELECTION OF AUDITORS

Your Board of Directors has selected, subject to shareholder approval, Sanville & Company, CPA's, to audit and certify financial statements of the Fund for the year 2012. In connection with the audit function, Sanville & Company will review the Fund's Annual Report to Shareholders and the Fund's filings with the Securities and Exchange Commission.

The Board of Directors has adopted procedures to pre-approve the types of professional services for which the Fund may retain such auditors. As part of the approval process, the Board of Directors considers whether the performance of each professional service is likely to affect the independence of Sanville & Company. No partners of Sanville & Company have any direct or indirect financial interest in the Fund. During the fiscal year ended December 31, 2011, and up to the date of this Notice, Sanville & Company has not provided any non-auditing services to the Fund.

A representative of Sanville & Company will not be present at the meeting unless requested by a shareholder (either in writing or by telephone) in advance of the meeting. Such requests should be directed to the president of the Fund.

SHAREHOLDER PROPOSALS

If the conversion to the trust form is approved, the Fund does not expect to have an annual meeting in 2013. If the trust conversion is not approved, the Fund tentatively expects to hold its next annual meeting in October 2013. Shareholder proposals may be presented at that meeting provided they are received by the Fund not later than June 30, 2013 in accordance with Rule 14a-8 under the Securities & Exchange Act of 1934 that sets forth certain requirements.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the meeting other than those mentioned above. Should other business come before the meeting, the proxies will be voted in accordance with the view of the Board of Directors.






PROXY
SOLICITED BY THE BOARD OF DIRECTORS
MATTHEW 25 FUND INC. ANNUAL MEETING OF SHAREHOLDERS
October 23, 2012

The Annual Meeting of the Matthew 25 Fund, Inc. will be held October 23, 2012, at 7:30 PM. This meeting wil be held at the office of Matthew 25 Fund, which is located at 413 Johnson Street, Suite #200, Jenkintown, Pennsylvania 19046.
The undersigned hereby appoints Mark Mulholland as proxy to represent and to vote all shares of the undersigned at the Annual Meeting of Shareholders and all adjournments thereof, with all powers the undersigned would posses if personally present, upon the matters specified below.


SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED: IF NO DIRECTION IS INDICATED AS TO A PROPOSAL, THE PROXY WILL VOTE AT HIS DISCRETION ON THE FOLLOWING MATTERS AND ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors recommends that you vote FOR on item #1.
1. Election of Directors

        ____ FOR all nominees except as marked to the contrary below.

        ____ WITHHOLD AUTHORITY to vote for all nominees.


To withhold authority to vote for nominees, strike a line through their name(s)

       Steven D. Buck            Philip J. Cinelli     Samuel B. Clement

       Linda Guendelsberger      Mark Mulholland       Scott A. Satell


The Board of Directors recommends that you vote FOR on item #2.
2. Proposal to approve the conversion of the Fund from a corporation to a business trust.

	____ FOR         ____AGAINST         ____ABSTAIN

The Board of Directors recommends that you vote FOR on item #3.
3. Proposal to ratify the selection of Sanville & Company, by the Board of Directors, as the Fund's independent registered public accounting firm for the fiscal year ending December 31, 2012.


        ____ FOR         ____AGAINST         ____ABSTAIN


Please mark, date, sign, & return the proxy promptly in the enclosed envelope. For joint registrations, both parties should sign.



Shareholder ID:
Share Balance as of 8/31/12 =
Name
Address



                                      _______________________________________
                                      Shareholder's Signature


                                      ______________________________________
Dated _____________________, 2012     Shareholder's Signature